Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Senior Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2013 Financial Results;

Record Revenues Drive 2,480% EBITDA Growth

Marlton, NJ — May 2, 2013 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2013 (see attached tables).

Total revenue for the first quarter of 2013 was a record $136.1 million, an increase of 17.5% from the first quarter of 2012.  Consulting fee revenue for the first quarter of 2013 was a record $122.6 million, an increase of 23.5% from last year’s first quarter.

EBITDA (as defined below) for the first quarter of 2013 was $9.5 million, a 2,479.9% increase from the first quarter of 2012.  Operating profit for the first quarter was $7.4 million, a major turnaround from an operating loss of ($2.7 million) for the first quarter of last year.  Net loss for the first quarter of 2013 was ($0.4 million), or ($0.01) per diluted share, compared to a net loss of ($6.7 million), or ($0.17) per diluted share, in the first quarter of 2012.

The company’s total backlog at March 31, 2013 was $921 million essentially unchanged from $923 million at December 31, 2012.  Twelve-month backlog at March 31, 2013 was $381 million, also flat compared to $382 million at December 31, 2012.

“We had a much-improved first quarter this year,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “While the company still had a small loss for the quarter, our strong revenue growth and continued focus on minimizing our overhead costs have our earnings headed in a positive direction,” added Richter.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, and labor compliance services.

Total revenue at Hill’s Projects Group during the first quarter of 2013 was a record $107.6 million, an increase of 20.8% from the first quarter of 2012.  Consulting fee revenue for the first quarter at the Projects Group was a record $95.0 million, an increase of 29.9% from the prior year’s first quarter.  Operating profit for the Projects Group for the first quarter was $12.4 million, an increase of 247.6% from the first quarter of last year.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation and Project Neutral services.

Total revenue at Hill’s Claims Group during the first quarter of 2013 was $28.5 million, an increase of 6.4% from the first quarter of 2012.  Consulting fee revenue for the first quarter at the Claims Group was $27.6 million, an increase of 5.8% from the prior year’s first quarter.  Operating profit for the Claims Group for the first quarter was $2.4 million, an increase of 106.7% from the first quarter of last year.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on May 3, 2013, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2013.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Events and Presentations”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 3,800 employees in 100 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services.  Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three months ended March 31,
	2013	2012

Consulting fee revenue	$122,556	$99,197
Reimbursable expenses	13,517	16,616
Total revenue	136,073	115,813
Cost of services	72,698	58,462
Reimbursable expenses	13,517	16,616
Total direct expenses	86,215	75,078
Gross profit	49,858	40,735
Selling, general and administrative expenses	42,459	43,472
Operating profit (loss)	7,399	(2,737)
Interest and related financing fees, net	5,487	4,841
Earnings (loss) before income taxes	1,912	(7,578)
Income tax expense (benefit)	1,874	(1,041)
Net earnings (loss)	38	(6,537)
Less: net earnings - noncontrolling interest	418	199
Net loss attributable to Hill International, Inc.	$(380)	$(6,736)

Basic loss per common share - Hill International, Inc.	$(0.01)	$(0.17)
Basic weighted average common shares outstanding	38,664	38,526
Diluted loss per common share - Hill International, Inc.	$(0.01)	$(0.17)
Diluted weighted average common shares outstanding	38,664	38,526

Selected Segment Data

	Three months ended March 31,
	2013	2012

Project Management
Consulting fee revenue	$94,998	$73,141
Total revenue	$107,579	$89,038
Gross profit	$34,725	$26,492
Gross profit as a percent of consulting fee revenue	36.6%	36.2%
Selling, general and administrative expenses	$22,369	$22,937
SG&A expenses as a percentage of consulting fee revenue	23.5%	31.4%
Operating profit	$12,356	$3,555
Operating profit as a percent of consulting fee revenue	13.0%	4.9%

Construction Claims
Consulting fee revenue	$27,558	$26,056
Total revenue	$28,494	$26,775
Gross profit	$15,133	$14,243
Gross profit as a percent of consulting fee revenue	54.9%	54.7%
Selling, general and administrative expenses	$12,694	$13,063
SG&A expenses as a percentage of consulting fee revenue	46.1%	50.1%
Operating profit	$2,439	$1,180
Operating profit as a percent of consulting fee revenue	8.9%	4.5%

Selected Other Financial Data

	Three months ended March 31,
	2013	2012

Consulting fee revenue	$122,556	$99,197
Total revenue	$136,073	$115,813
Gross profit	$49,858	$40,735
Gross profit as a percentage of consulting fee revenue	40.7%	41.1%
Selling, general and administrative expenses (excluding corporate expenses)	$35,063	$36,000
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	28.6%	36.3%
Corporate expenses	$7,396	$7,472
Corporate expenses as a percentage of consulting fee revenue	6.0%	7.5%
Operating profit (loss)	$7,399	$(2,737)
Operating profit (loss) as a percent of consulting fee revenue	6.0%	(2.8)%
Effective income tax rate	98.0%	13.7%

Selected Balance Sheet Data

	March 31, 2013	December 31, 2012

Cash and cash equivalents	$15,457	$16,716
Accounts receivable, net	231,863	211,176
Current assets	276,115	257,270
Total assets	436,523	421,673
Current liabilities	146,438	150,135
Total debt	124,462	109,456
Stockholders’ equity:
Hill International, Inc. share of equity	124,915	127,546
Noncontrolling interests	13,769	13,557
Total equity	$138,684	$141,103

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2013 were $9.5 million compared to $0.4 million in the first quarter of 2012. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three months ended March 31,
	2013	2012

Net loss attributable to Hill International, Inc.	$(380)	$(6,736)
Interest and related financing fees, net	5,487	4,841
Income tax expense (benefit)	1,874	(1,041)
Depreciation and amortization	2,539	3,305
EBITDA	$9,520	$369